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                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of Insured Taxable Fund, Defined Asset Funds:

We consent to the use in this Registration Statement No. 333-68827 of our report dated January 29, 1999 relating to the Statement of Condition of Insured Taxable Fund, Defined Asset Funds, and to the reference to us under the heading 'How the Fund Works--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 29, 1999